Exhibit 99.1

NEWS RELEASE
LiAnnouncementv10

Rockwood to Acquire 49% interest in Talison Lithium through a joint venture with Tianqi Group

•                  Provides ownership in the world’s largest and richest spodumene source of lithium

•                  Strengthens further ROC’s #1 position as a leading global integrated producer of lithium compounds and chemicals

•                  Delivers immediate and significant accretion to ROC’s 2014 earnings per share

•                  Enables a partnership with Tianqi, China’s leading lithium company

Princeton, NJ USA (December 2,2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today that it entered into a joint venture (“JV”) with Chengdu Tianqi Industry Group (“Tianqi”) giving Rockwood a 49% ownership interest and Tianqi a 51% interest in Talison Lithium Pty Ltd. This transaction is expected to close during the first quarter of 2014, following receipt of regulatory approvals.

At close, it is expected that Rockwood and Tianqi will contribute equity of $196 million and $204 million, respectively. In addition, Rockwood will also provide to the joint venture a two-year secured loan of up to $670 million at 8% interest. Rockwood will grant Tianqi a three-year call option to invest from 20% to 30% in the equity of Rockwood Lithium GmbH, the European arm of Rockwood’s global lithium business, which will be valued at 14x the last twelve months Adjusted EBITDA.

Proceeds to the joint venture will be used to pay off existing debt and equity holders including Tianqi Group HK Co., Limited (a subsidiary of Tianqi) and Leader Investment Corporation (a subsidiary of China Investment Corporation). Rockwood is expected to fund its investment in the joint venture from cash on hand.

“With this acquisition, we have secured access to another significant lithium reserve, in addition to our current resources in the U.S. and Chile,” said Seifi Ghasemi, Chairman and Chief Executive Officer. “Further, not only does this complement our core lithium business, but it also meets with all of our prior stated financial and strategic objectives for allocation of capital in a disciplined manner to enhance economic value for shareholders.”

Lazard acted as Rockwood’s financial advisor and Clifford Chance as legal advisor.

Conference Call and Webcast

Rockwood plans to host a conference call and webcast to discuss this transaction today on Monday, December 2 at 11:00 am Eastern Time.

To access this conference call, the dial-in number in the U.S. is (800) 230-1059, and the international dial-in number is (612) 234-9960. No access code is needed for either call. A listen-only, live webcast of the conference call will also be available at www.rocksp.com. Materials for the call, including the press release and presentation, will be available for download on the company’s website. For persons unable to listen to the live conference call or webcast, a webcast replay of the call will be available on Rockwood’s website.

Talison Lithium Pty Ltd

Talison is a leading global producer of lithium for over 25 years. Talison mines and processes lithium bearing mineral spodumene at its operations located at Greenbushes, Western Australia (the “Greenbushes Lithium Operations”), located approximately 250 kilometres from Perth, Western Australia.  Greenbushes Lithium Operations is estimated to be the world’s largest known reserves of lithium spodumene minerals with a current mine life of 40 years.

Talison has a leading position in the growing Chinese lithium concentrates market. Talison produces two categories of lithium concentrates: (i) technical-grade lithium concentrates which have low iron content for use in the manufacture of, among other applications, glass, ceramics and heat-proof cookware; and (ii) a high-yielding chemical-grade lithium concentrate which is used to produce lithium chemicals which form the basis for manufacture of, among other applications, lithium-ion batteries for laptop computers, mobile phones, electric bicycles and electric vehicles.

Chengdu Tianqi Industry Group Co., Ltd (“Tianqi”)

Tianqi is a privately held Chinese company founded in 2003. Tianqi and its subsidiaries conduct their operations mainly from China, but have customers, business partners and suppliers in various countries around the world, including Europe, Australia, the United States and Japan. Its business activities are primarily conducted through the following subsidiaries:

•                  Sichuan Tianqi Lithium Industries, Inc. — a Chinese company listed on the Shenzhen Stock Exchange, engaged in the production of lithium carbonate and other lithium products from chemical-grade lithium concentrates sourced from Talison;

•                  Sichuan Tianqi Industry Co., Ltd. — a distributor of technical grade lithium concentrates, as the sole distributor for Talison in China;

•                  Chengdu Tianqi Machinery — provides spare parts and accessories for machinery and electrical equipment used in the construction, packing and agriculture sectors; and

•                  Chengdu Sendasun Agricultural Machinery Co., Ltd. — undertakes research, development, manufacturing and sales of agricultural equipment.

More information about Tianqi is available from the following website: http://www.tianqigroup.cn/en/Index/aboutus.html

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Rockwood Holdings, Inc., based in Princeton, N.J., is a leading global developer, manufacturer and marketer of technologically advanced and high value-added specialty chemicals, with a market capitalization of nearly $5 billion. It is the leading integrated and lowest cost global producer of lithium and lithium compounds that has been an enabler of the significant global growth of mobile devices by providing adequate lithium supply used in lithium-ion batteries for electronics and alternative transportation. The company is also the second largest global producer of products and services for metal processing, servicing the luxury European automotive and aerospace industry.

With approximately 3,500 employees in 17 countries and over 50,000 customers, Rockwood’s materials result in end-use products for nearly every industry and generate annual net sales of approximately $1.3 billion in 2012 (after adjustment for discontinued operations).

For more information on Rockwood, please visit www.rocksp.com.

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Contact:                                                Nahla A. Azmy

Vice President, Investor Relations & Communications

nazmy@rocksp.com

Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our dividend yield, the timing of the closing of this transaction, the impact on earnings per share, expected lithium reserves, the expected timing and closing of the announced divestitures and the proceeds from the announced divestitures, our future Adjusted EBITDA, Adjusted EBITDA margins and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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